The CIT Group/Business Credit, Inc.
                           1211 Avenue of the Americas
                             New York, New York 10036


                                September 5, 1997


Uniroyal Technology Corporation
2 North Tamiami Trail
Sarasota, Florida 33236

Re:      First Amendment to Financing Agreements

Gentlemen:

                  Reference is made to certain financing arrangements heretofore entered into between UNIROYAL TECHNOLOGY CORPORATION (the "Company") and THE CIT GROUP/BUSINESS CREDIT, INC. ("CITBC") pursuant to certain financing agreements, including, but not limited to, the Financing Agreement dated June 5,1996 entered into between the Company and CITBC, as amended from time to time (the "Loan Agreement"), and related agreements, documents, instruments, notes, mortgages and guaranties creating or evidencing indebtedness or granting collateral security therefor, executed and delivered in connection therewith (all of the foregoing, as the same may now exist or may hereafter be amended, modified, supplemented, renewed, extended or replaced are hereinafter collectively referred to as the "Financing Agreements"). All capitalized terms used herein which are not otherwise defined herein, shall have the respective meaning ascribed to such terms as set forth in the Loan Agreement. All amendments are effective as of the date the conditions in Section 3 of this First Amendment have been satisfied (the "Effective Date").

                  The Company is about to enter into an Asset Purchase Agreement dated as of September 5, 1997 (the "Purchase Agreement") with Townsend Industries, Inc. (the "Seller"), pursuant to which the Company is to acquire certain assets of the Seller (the "Acquired Assets"), including all the Seller's existing accounts receivable (the "Townsend Accounts") for a cash purchase price of $4,500,000 (subject to adjustment) and 300,000 shares of the Company's common stock (the "Purchase Price").

                  The Company has requested that CITBC (a) make a term loan to the Company in the amount of $1,500,000 to consummate the purchase of the Acquired Assets; and (b) amend certain other provisions of the Financing Agreements. CITBC is willing to do so subject to the terms and conditions of this Letter Re: First Amendment to Financing Agreements (the "First Amendment").

                  In consideration of the foregoing, the parties hereto hereby agree as follows:
                  1. As of the Effective Date Section 1 of the Loan Agreement is hereby modified and amended as follows:

                           a. The term  "Accounts"  shall  include the  Townsend
                  Accounts and all future accounts created by the Company under the mark "Townsend" and/or the business name "Townsend Plastics".

                           b.   The  term   "Chemical   Bank   Rate"   shall  be
                  redesignated as the "Chase Bank Rate".

                           c. The term "Obligations" (other than for the purposes of calculating Availability) shall include the indebtedness of the Company arising under the Term Note (as hereinafter defined in this First Amendment).

                           d. The term "Permitted Acquisition" shall include the
                  transactions contemplated by the Purchase Agreement.

                           e. The term "Permitted Acquisition Indebtedness" shall include the Purchase Price.

                           f.  The  following   defined  terms  shall  be  added
                  immediately prior to the term "U.C.C.":

                          "Term Loan" shall mean the term loan in the original principal amount of $1,500,000 made by CITBC pursuant to, and repayable in accordance with the provisions of
                          Section 3A of this Financing Agreement.

                          "Term Note" shall mean the promissory note of the Company annexed hereto as Exhibit A, which shall evidence the Term Loan.

                  2. As of the Effective Date the Loan Agreement is hereby amended to provide for a new Section 3A, which shall read in its entirety as follows:

         "SECTION 3A.      Term Loan

                  1. The Company hereby agrees to execute and deliver to CITBC the Term Note to evidence the Term Loan to be extended by CITBC to the Company.

                  2. Upon receipt of the Term Note, CITBC hereby agrees to extend to the Company the Term Loan in the principal amount of $1,500,000.

                  3. The principal amount of the Term Loan shall be repaid to CITBC by the Company in twelve (12) equal consecutive quarterly principal installments of $125,000 each, whereof the first installment shall be due and payable on December 31, 1997 and the subsequent installments shall be due and payable on the last Business Day of each quarterly period thereafter until the Term Loan is paid in full.

                  4. Interest on the Term loan shall be (a) payable monthly as of the end of each month in an amount equal to one quarter of one percent (1/4 of 1%) plus the Chase Bank Rate per annum on the unpaid balance of the Term Loan other than Libor Loans and (b) payable at the end of the applicable Libor Period (provided that for Libor Periods in excess of 3 months, interest shall be payable at the end of each 3 month period therein and at the end thereof) , in an amount equal to two and three quarters percent (2 3/4%) plus the applicable Libor on any Libor Loan, on a per annum basis, on the unpaid balance of the Term Loan. In the event of any change in said Chase Bank Rate, the rate under clause (a) above shall change, as of the first of the month following any change, so as to remain one quarter of one percent (1/4 of 1%) above the Chase Bank Rate. The rate hereunder shall be calculated based on a 360-day year. CITBC shall be entitled to charge the Company's Revolving Loan Account at the rate provided herein when due until all obligations have been paid in full. The Company may elect to use Libor with respect to the Term Loan in accordance with the provisions of Section 7.2 of this Financing Agreement except that Libor elections must be for $500,000 or whole multiples thereof.

                  5. In the event this Financing Agreement or the Line of Credit is terminated by either CITBC or the Company for any reason whatsoever, the Term Loan shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Term Note or this Financing Agreement

                  6. The Company may prepay at any time, at its option, in whole or in part, the Term Loan, provided that on each such prepayment, the Company shall pay (i) accrued interest on the principal so prepaid to the date of such prepayment; and (ii) the Libor prepayment penalty, if applicable.

                  7. Each prepayment (voluntary or mandatory) of the Term Loan shall be applied to the then last maturing installments of principal of the Term Loan.

                  8. The Company hereby authorizes CITBC to charge its Revolving Loan Account with the amount of all sums due under this Section 3A as such amounts become due. The Company confirms that any charges which CITBC may so make to its Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at CITBC's discretion."


                  3. The obligation of CITBC to make the Term Loan is subject to
the  satisfaction  of  or  waiver  in  writing  of,   immediately  prior  to  or
concurrently with the making of such Term Loan, the following conditions:

                           a. CITBC shall have received tax, judgment and U.C.C.
                  searches satisfactory to it with respect to the Seller and the Company.

                           b. CITBC shall have  received  such U.C.C.  financing
                  statements as it deems necessary to obtain a first perfected security interest in all present and future Townsend Accounts.

                           c . Counsel for the Company  shall have  delivered to
                  CITBC his opinion in form satisfactory to CITBC.

                           d. A certificate of the President or Chief  Financial
                  Officer of the Company to the effect that (i) subject to the payment of the Purchase Price the acquisition of the Acquired Assets has been consummated; and (ii) after giving effect to the transactions contemplated the Purchase Agreement, this First Amendment and the making of the Term Loan to the Company
                  (x) the Company is not in Default under the Senior Note Indenture or any of the Financing Agreements (as modified by this First Amendment); (y) the Company is in compliance with the Senior Notes Limitation; and (z) there exists no Event of Default.

                           e. The Company  shall have  executed and delivered to
                  CITBC the Term Note.

                           f. The Company  shall have  executed and delivered to
                  CITBC a Trade Name letter agreement.

                           g. CITBC shall have received all such other documents
                  as CITBC and its counsel shall require.

                  4. In order to induce Lender to enter into this First Amendment, the Borrower represents and warrants that:

                           a. After  giving  effect to the  transactions  herein
                  contemplated, there shall exist no Default or Event of Default and no conditions, events or acts which, with notice or the lapse of time, or both, would constitute such a Default or an Event of Default; and

                           b. The  representations  and warranties  contained in
                  the Loan Agreement, or in any of the other Financing Agreements, or herein are true and correct as of the date hereof (except to the extent that such are modified by the transactions herein contemplated) with the same effect as though such representations and warranties had been made as of this date.

                  5. Except as specifically set forth herein, no other changes or modifications to the Loan Agreement or the other Financing Agreements are intended or implied, and in all other respects the Loan Agreement and the other Financing Agreements are hereby specifically ratified and confirmed in accordance with their respective terms as of the date hereof.

                       THIS SPACE DELIBERATELY LEFT BLANK

                  6.  This  First   Amendment   may  be   executed  in  multiple
counterparts each of which when taken together shall represent one original First Amendment.

                  7. The Loan Agreement as modified by this First Amendment shall be governed by the internal laws of the State of New York and shall only be modified or amended by a written instrument signed by CITBC.

                  8. All references in any of the Financing Agreements to the Loan Agreement shall be deemed to be the Loan Agreement as amended by this First Amendment.

                  Please indicate your agreement to this First Amendment by signing and returning a copy of this letter.


Very truly yours,
THE CIT GROUP/BUSINESS CREDIT, INC.


By:   /S/ Kevin M. Patton
Name: Kevin M. Patton
Title:   AVP


AGREED:
UNIROYAL TECHNOLOGY CORPORATION


By:    /S/ George J. Zulanas, Jr.
Name:  George J. Zulanas, Jr.
Title:    Vice President and
            Chief Financial Officer